EXHIBIT 99 (B)

FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1 CUSIP No.:	PRINCIPAL AMOUNT: Units, $10 principal amount per Unit ($ aggregate principal amount)

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

STEP Income SecuritiesSM

(the “Notes”)

UNDERLYING STOCK:	ORIGINAL ISSUE DATE:	STATED MATURITY:
Common stock of (the “Underlying Company”)

STARTING VALUE:	THRESHOLD LEVEL:	INTEREST RATE:

INTEREST PAYMENT DATES:	STEP PAYMENT: $ per Unit	STEP LEVEL:

LEVERAGE FACTOR:	PRICE MULTIPLIER:	CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated (unless otherwise specified)

DENOMINATIONS: Integral multiples of $10 principal amount (each, a “Unit”)	DEFAULT RATE: The then current Federal Funds Rate (as defined below), reset daily	SPECIFIED CURRENCY: United States dollar (unless otherwise specified)

MARKET MEASURE BUSINESS DAY: Any Trading Day

TRADING DAY:

A day, as determined by the Calculation Agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event (as defined herein)) on the New York Stock Exchange (“NYSE”), the American Stock Exchange, the Nasdaq Stock Market (“Nasdaq”), the Chicago Mercantile Exchange, the Chicago Board Options Exchange, in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

BANKING BUSINESS DAY:

Any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S.

dollars are not conducted.

OTHER PROVISIONS: N/A

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) per Unit on the Stated Maturity.

Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment on the Stated Maturity

On the Stated Maturity, a Holder shall receive a cash payment equal to the Redemption Amount per Unit. The “Redemption Amount” per Unit with respect to this Global Note shall be determined by the Calculation Agent and shall equal:

(i)     If the Ending Value (as defined below) is greater than or equal to the Step Level:

$10 + Step Payment

(ii)     If the Ending Value is less than the Step Level, but greater than or equal to the Threshold Level, $10 per Unit; or

(iii)     If the Ending Value is less than the Threshold Level:

$10 +	[	$10 ×	(	Ending Value – Threshold Level	)	× Leverage Factor	]
Starting Value

The “Ending Value” with respect to the Redemption Amount shall equal the Closing Market Price (as defined below) of the Underlying Stock on the fifth scheduled Market Measure Business Day immediately prior to the Stated Maturity (the “Valuation Date”), multiplied by the Price Multiplier.

“Closing Market Price” means:

If the Underlying Stock is listed or admitted to trading on a national securities exchange in the United States registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin Board Service (“OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or is quoted on a United States quotation medium or inter-dealer quotation system, then the Closing Market Price for any date of determination on any Trading Day means for one share of Underlying Stock:

•

the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

•

if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

•

if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, including, without limitation, due to the occurrence of a Market Disruption Event, then the mean of the last reported bid and offer price of the principal trading session on the registered national securities exchange, or if there were no bids and offers on such exchange, then the mean of the last reported bid and offer on the over-the-counter market as reported on the OTC Bulletin Board or, if there were no bids and offers on the OTC Bulletin Board, then the mean of the last reported bid and offer on any other United States quotation medium or inter-dealer quotation system on that day as determined by the Calculation Agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market of the Underlying Stock on that date (without taking into account any extended or after-hours trading session).

If the Underlying Stock is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any Trading Day means for one share of Underlying Stock, the U.S. dollar equivalent of the last reported sale price (as determined by the Calculation Agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that Trading Day as determined by the Calculation Agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price shall mean the U.S. dollar equivalent (as determined by the Calculation Agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

If the Underlying Stock is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price shall mean the average of the U.S. dollar value (as determined by the Calculation Agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

Interest

The Notes shall bear interest at the Interest Rate from and including the settlement date or from and including the most recent Interest Payment Date for which interest has been paid or provided for, to but excluding the next succeeding Interest Payment Date or Stated Maturity, as applicable. The Company shall pay interest on the Notes in cash in arrears on the Interest Payment Dates. The Company shall pay such interest to the persons in whose names the Notes are registered at the close of business on the fifteenth calendar day preceding each Interest Payment Date, whether or not a Banking Business Day. Notwithstanding the foregoing, the final payment of interest shall be paid to the person to whom the Company delivers the Redemption Amount, if any. Interest on the Notes shall be computed on the basis of a 360-day year of twelve

30-day months. If an Interest Payment Date falls on a day that is not a Banking Business Day, such interest payment shall be made on the next succeeding Banking Business Day and no additional interest shall accrue as a result of such delayed payment.

Market Disruption Event

“Market Disruption Event” with respect to the Underlying Stock means either of the following events as determined by the Calculation Agent in its sole discretion:

(A)	a suspension of, absence of, including the absence of an official closing price, or material limitation on, trading of the Underlying Stock on the primary market for the Underlying Stock for more than two (2) hours of trading or during the one-half hour period preceding the close of trading, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to the Underlying Stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(B)	a determination by the Calculation Agent in its sole discretion that the event described in clause (A) above could materially interfere with the ability of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates to unwind all or a material portion of a potential hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant options contracts related to the Underlying Stock shall not constitute a Market Disruption Event;

(3)	limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or Nasdaq or other regulatory organization with jurisdiction over the NYSE or Nasdaq on trading during significant market fluctuations shall constitute a suspension or material limitation of trading in the Underlying Stock;

(4)	a suspension of trading in an options contract on the Underlying Stock by the primary securities market trading in the options contracts related to the Underlying Stock, if available, by reason of:

•	a price change exceeding limits set by the securities exchange or market;

•	an imbalance of orders relating to options contracts on the Underlying Stock; or

•	a disparity in bid and ask quotes relating to options contracts on the Underlying Stock shall constitute a suspension or material limitation of trading in options contracts related to the Underlying Stock; and

(5)	a suspension of, absence of or material limitation on trading on the primary securities market on which options contracts related to the Underlying Stock are traded shall not include any time when that securities market is itself closed for trading under ordinary circumstances.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on ML&Co. and the holders and beneficial owners of the Notes.

Dilution Adjustments to Underlying Stock

The Price Multiplier for the Underlying Stock is subject to adjustment by the Calculation Agent as described herein.

No adjustments to the Price Multiplier shall be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. The Price Multiplier resulting from any of the adjustments specified below shall be rounded to the eighth decimal place with five one-billionths being rounded upward. The Calculation Agent shall not be required to make any adjustments to the Price Multiplier after the close of business on the Valuation Date. If the Underlying Stock is an American Depositary Receipt (“ADR”), all references herein to Underlying Stock refer to such class of the Underlying Company’s common stock that is represented by such ADR.

No adjustments to the Price Multiplier shall be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the Underlying Stock or any other security received in a reorganization event in other circumstances where the Calculation Agent determines that it is appropriate to reflect those changes to ensure an equitable result.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations shall be conclusive absent a determination of a manifest error.

No adjustments shall be made for certain other events, such as offerings of common stock by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Company.

The Company shall, within ten Banking Business Days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten Banking Business Days following the date on which the Company becomes aware of this occurrence, provide written notice to the Trustee (as defined below), which shall provide notice to the holders of the Notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Stock splits and reverse stock splits

If the Underlying Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier relating to the Underlying Stock shall be adjusted to equal the product of the prior Price Multiplier and the number of shares which a holder of record of one share of Underlying Stock before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends

If the Underlying Stock is subject to a (i) stock dividend that is given ratably to all holders of record of the Underlying Stock or (ii) distribution of Underlying Stock as a result of the triggering of any provision of the corporate charter of the Underlying Company, then, once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Price Multiplier shall be adjusted so that the new Price Multiplier shall equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•

the number of the shares of Underlying Stock which a holder of one share of Underlying Stock before the date the dividend became effective and the Underlying Stock traded ex-dividend would have owned or been entitled to receive immediately following such date as a result of such dividend;

provided that no adjustment shall be made for a stock dividend for which the number of shares of Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends

There shall be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the Underlying Stock other than Extraordinary Dividends and distributions pursuant to a Reorganization Event, as more fully described below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the Underlying Stock, a dividend or other distribution which exceeds the immediately preceding non-Extraordinary Dividend on the Underlying Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Closing Market Price of the Underlying Stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the “ex-dividend date”). If an Extraordinary Dividend occurs with respect to the Underlying Stock, the Price Multiplier shall be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier shall equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of Underlying Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of Underlying Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the Underlying Stock shall equal:

•	in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of Underlying Stock of that Extraordinary

Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of Underlying Stock; or

•	in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Underlying Stock described in clause (a), (d) or (e) of the section entitled Reorganization Events below that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled Reorganization Events. A distribution on the Underlying Stock described in the section entitled Issuance of transferable rights or warrants that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to such section.

Issuance of transferable rights or warrants

If the Underlying Company issues transferable rights or warrants to all holders of record of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock pursuant to a shareholder’s rights plan or arrangement, then the Price Multiplier shall be adjusted on the Banking Business Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier shall equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of Underlying Stock.

The number of shares that can be purchased shall be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, shall equal the closing price of that warrant or right, or, if the warrants or rights are not traded on a registered national securities exchange, shall be determined by the Calculation Agent and shall equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights shall equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights shall equal that bid.

Reorganization Events

If prior to the maturity date of the Notes:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company, other than in a transaction described in clauses (b), (c) or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of the Underlying Stock that results in a transfer or a irrevocable commitment to transfer all such shares of Underlying Stock outstanding to another entity or person;

(h)	the Underlying Company or any Successor Entity has been subject to a merger, combination or consolidation and is the surviving entity but results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such merger, combination or consolidation) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Securities Exchange Act of 1934 (an event in clauses (a) through (i) a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the Calculation Agent shall, in its sole discretion (A) make such adjustment to the Price Multiplier or to the method of determining the amount payable on each Note or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of such Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Underlying Stock or to the Notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on such options exchange and (B) determine the effective date of that adjustment, or if the Calculation Agent determines that no adjustment that it could make shall produce a commercially reasonable result, then the Calculation Agent may cause the Notes to be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount payable shall be calculated as though the date of early repayment were the Stated Maturity except that no interest that would have accrued had the Notes not been accelerated nor the Step Payment shall be payable.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Securities Exchange Act of 1934 and the Calculation Agent determines in its sole discretion that sufficiently similar information is not otherwise available, the maturity date of the Notes shall be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount shall be calculated as though the date of early repayment were the Stated Maturity except that no interest that would have accrued had the Notes not been accelerated nor the Step Payment shall be payable. If the Calculation Agent determines that sufficiently similar information is available, the Reorganization Event shall be deemed to have not occurred.

Alternative Dilution and Reorganization Adjustments

The Calculation Agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the method of determining the amount payable on the Notes, but may instead make adjustments in its discretion to the Price Multiplier or the method of determining the amount payable on the Notes that shall reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Underlying Stock or any successor common stock. The Company shall provide notice of that election to the trustee not more than two Trading Days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to the Underlying Stock and shall detail in that notice the actual adjustment made to the Price Multiplier or to the method of determining the amount payable on the Notes.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, designated as STEP Income SecuritiesSM which are due on the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit of this Global Note, shall be equal to the Redemption Amount per Unit, calculated as though the date of acceleration were the Stated Maturity.

In case of default in payment of this Global Note, whether on the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

“Federal Funds Rate” means:

(1) the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2) if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount, shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder and beneficial owner (by acceptance hereof) hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as an investment unit consisting of the following components: (i) a debt instrument of the Company (the “Debt Instrument”) with a fixed principal amount unconditionally payable on the Stated Maturity equal to the principal amount of the Notes and bearing stated interest at the stated interest rate for the Notes and (ii) a cash-settled financial contract pursuant to which the Holder is required to use the principal payment due on the Debt Instrument to make a payment to the Company on the Stated Maturity in exchange for cash in an amount equal to the Redemption Amount.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

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ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

______________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

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ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

______________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

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